[LOGO GRAPHIC OMITTED]
HJ & ASSOCIATES, L.L.C.


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of Syndication, Inc. and Subsidiary on Form SB-2 of our audit report, dated April 13, 2006, appearing in the Prospectus, which is part of the Registration Statement. Our report includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
May 31, 2006